EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 15, 2001 relating to the financial statements and financial statement schedule which appears in Artisan Components, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001.


/s/  PricewaterhouseCoopers LLP

San Jose, California
November 22, 2002